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                                                                   Exhibit 10.32

                       AMENDMENT TO EMPLOYMENT AGREEMENTS

     Each of the undersigned hereby agrees that his employment agreement, or management retention agreement, as the case may be, with Caminus Corporation is amended as necessary to provide that any benefit thereunder that would be payable as a result of the consummation of the Offer (as defined in the Agreement and Plan of Merger by and among SunGard Data Systems Inc., Rapid Resources Inc. and Caminus Corporation to be entered into as of the date hereof (the "Merger Agreement")) will be payable upon consummation of the Merger (as defined in the Merger Agreement).

Dated: January 20, 2003

JOHN A. ANDRUS


/s/ JOHN A. ANDRUS
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JOSEPH P. DWYER


/s/ JOSEPH P. DWYER
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WILLIAM P. LYONS


/s/ WILLIAM P. LYONS
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